Exhibit 4.11


                             AMENDMENT NUMBER TWO
                                    TO THE
              RITE AID 401(k) DISTRIBUTION EMPLOYEES SAVINGS PLAN



           WHEREAS, Rite Aid Corporation ("Corporation") has the authority under The Rite Aid 401(k) Distribution Employees Savings Plan ("Plan") to amend the Plan, except in certain respects not material hereto; and

           WHEREAS, the Plan was completely amended and restated effective January 1, 2001 and has since been amended; and

           WHEREAS, the Plan contains the trust provisions (the "Trust") within a single document; and

           WHEREAS, the Corporation, by action of the Trustee Search Committee, is entering into separate Trust agreements under which two financial institutions will serve as Trustees of the Plan; and

           WHEREAS, the Corporation now desires to amend the Plan, effective as of April 1, 2003, to remove the trust provisions and thereby bifurcate the Plan provisions and the Trust provisions into separate documents to facilitate the execution and maintenance of the Trust agreements with the institutional trustees; and

           WHEREAS, the Corporation desires to further amend the Plan, effective April 1, 2003, to clarify the investment management provisions of the Plan consistent with the bifurcated Plan and Trust documents; and

           WHEREAS, the Corporation desires to further amend the Plan to revise the administrative provisions of the Plan in accordance with the resolutions of the Board of Directors of the Corporation.

           NOW, THEREFORE, effective as of April 1, 2003, the Plan is hereby amended as follows:

           1. The initial recitals of the Plan as appear in Article I are amended to read as follows:

               "WHEREAS, the Rite Aid Corporation (the "Employer") established The Rite Aid 401(k) Distribution Employees Savings Plan (the "Plan") effective July 1, 1994, which has been amended from time to time; and

               WHEREAS, the Plan, as most recently amended and restated effective January 1, 2001 and as subsequently amended, is an agreement between the Employer and the Plan Trustee(s) as a combined Plan and Trust Agreement; and

               WHEREAS, the Employer and the sole remaining Plan Trustee desire that the Plan and the Trust be bifurcated into two separate documents and to make certain other changes with respect to the management of Plan assets.

               NOW, THEREFORE, the Employer and the Trustee, hereby agree to the following amendment to the terms of the Plan, effective April 1, 2003, as follows:"

           2. Section 2.25 of the Plan is hereby amended in its entirety to read as follows:

               " 'Funding Agent' means any insurance company, a Trustee or Trustees selected by the Employer or its designee to hold assets of the Plan, receive contributions or pay benefits under and in accordance with the terms of the Plan."

           3. Section 2.29 of the Plan is hereby amended in its entirety to read as follows:

               " 'Named Fiduciary' means the Employer and, to the extent so designated, the person or persons named by the Employer as having fiduciary responsibility for the management and control of Plan assets, shall be known as the "named fiduciary" hereunder with respect to those assets

           4. Section 2.40 of the Plan is hereby amended in its entirety to read as follows:

               " 'Trustee' means the party or parties so appointed by the Employer or its designee and each of their respective successors. The Employer, or its designee, may appoint separate parties as the Trustee with respect to certain assets or certain classes of assets of the Plan, including the appointment of a Trustee with respect to any Rite Aid common stock held by the Plan. If more than one Trustee is so appointed, the term "Trustee" shall include all Trustees with respect to the respective Plan assets over which they have been appointed."

           5. Section 2.41 of the Plan is hereby amended in its entirety to read as follows:

               " 'Trust Fund' means all of the assets of the Plan held by the Trustee."

           6. A new Section 2.43 of the Plan is hereby added to read as follows:

               " 'Trust Agreement' means the trust instrument(s) executed by the Employer, or its designee, and the Trustee or Trustees for purposes of providing a vehicle to hold and invest the assets of the Plan."

           7. The first paragraph of Section 3.1 is hereby amended in its entirety to read as follows:

               "The Named Fiduciary will be the Employer and, to the extent so designated, the person or persons named by the Employer as having fiduciary responsibility for the management and control of Plan assets will be the Named Fiduciary with respect to those assets. Each fiduciary, including any Named Fiduciary, shall have only those particular powers, duties, responsibilities and obligations as are specifically delegated to him or her under the Plan or the Trust Agreement. Any fiduciary, if so appointed, may serve in more than one fiduciary capacity and may also serve in a non-fiduciary capacity."

           8. The first paragraph of Section 3.3 of the Plan is hereby amended to read as follows"

               "The Employee Benefits Administration Committee ("EBAC") of the Employer shall be the Administrator, in accordance with the provisions of Section 3.9. In the event that the EBAC is dissolved or in the event that the EBAC has no members, the Employer shall serve as the Administrator until such time as another Administrator is duly appointed."

           9. Section 3.4 of the Plan is hereby amended in its entirety to read as follows:

               "The Employer will have the power to appoint and remove the Funding Agent. The Funding Agent will have the authority and discretion to manage, control and invest (to the extent not directed by Participants) the assets of the Plan placed in its control. The rights, powers and duties of the Funding Agent shall be goverend by the provisions of any agreements or Contracts between the Funding Agent and the Employer, or its designee."

           10. A new Section 3.9 of the Plan is hereby added to the Plan to read as follows:

                     "3.9      DESIGNATION OF ADMINISTRATIVE AUTHORITY.

                         (a) The Employee Benefits Administration Committee ("EBAC") of the Employer shall be the Administrator. The Employer may appoint the members of the EBAC. Any person so appointed shall signify his acceptance by filing a written acceptance with the Employer. Upon the resignation or removal of any individual serving on the EBAC, the Employer may designate a successor.

                         (b)  Notwithstanding any provision of
                              the Plan to the contrary, the EBAC shall have the authority and responsibility to undertake the following:

                              (1)  monitor compliance with the Plan's
                                   investment policies and address failures to comply with the policies

                              (2) manage and supervise the Trustee, including performance reviews;


                              (3)  act as the Administrator for the Plan;


                              (4) assume general fiduciary responsibility for the administration and operation of the Plan, except as is delegated to the Trustee and/or an Investment Manager (within the meaning of Section 3(38) of ERISA);

                              (5) arrange for an annual presentation to the Board of Directors of the Employer concerning compliance, investment performance and funding status for the Plan;

                              (6)  execute and adopt Plan amendments as
                                   follows:

                                   (a)  to effect changes required under
                                        applicable law and nonmaterial
                                        ministerial matters; and

                                   (b)  to implement the actions of the EBAC
                                        taken in accordance with the
                                        delegation of authority given to it by
                                        the Employer.

               Notwithstanding anything herein to the contrary, EBAC may establish its own operating policies and procedures which shall be deemed to be a part of the Plan."

           11. Section 6.2 of the Plan is amended in its entirety to read as follows:

               "The Funding Agent will maintain, with respect to each Participant, an individual Investment Subaccount for each separate investment fund in which a Participant participates. Participants will be permitted to direct the Contributions made on their behalf among Investment Subaccounts established for this purpose."

           12. Section 9.15 of the Plan, entitled "EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE," is hereby deleted in its entirety and such Section number shall be reserved.

           13. Section 9.16 of the Plan, entitled "FUNDING AGENT'S PROTECITVE CLAUSE" is hereby deleted in its entirety and such Section number shall be reserved.

           14. Section 11.1(a) of the Plan is hereby amended in its entirety to read as follows:

               "(a) The duties and powers of the Trustee shall be set forth in a Trust Agreement executed by the Employer, or its designee, the Trustee Search Committee, which is incorporated herein by reference. The Employer, or its designee, (such designee to specifically include EBAC), shall review at regular intervals the performance of the Trustee and shall re-evaluate the appointment of such Trustee. After the Employer, or its designee, (such designee to specifically include the Trustee Search Committee), has appointed the Trustee and has received a written notice of acceptance of its responsibility, the fiduciary responsibility with respect to the proper care and custody of Plan assets shall be considered as the responsibility of the Trustee. Unless otherwise allocated to an investment manager, reserved by the Employer or delegated to the EBAC, the fiduciary responsibility with respect to investment of Plan assets shall likewise be considered as the responsibility of the Trustee."

           15. Section 11.2 of the Plan is amended in its entirety to read as follows:

               "11.2 APPOINTMENT AND POWERS OF THE INVESTMENT MANAGER

               The Employer, or its designee, may appoint one or more investment managers (within the meaning of Section 3(38) of ERISA) ("Investment Manager") who is other than the Trustee, which Investment Manager may be a bank or an investment advisor registered with the Securities and Exchange Commission under the Investment Advisors Act of 1940. Such Investment Manager, if appointed, shall have sole discretion in the investment of Plan assets allocated to such Investment Manager, subject to the funding policy. The Investment Manager also shall have the power to appoint other Investment Managers, if so provided under the agreement between the Investment Manager and the Employer, or its designee. The Employer, or its designee, shall review at regular intervals no less frequently than annually, the performance of such Investment Manager and shall re-evaluate the appointment of such Investment Manager. After the Investment Manager has accepted its appointment, the fiduciary responsibility with respect to investment of Plan assets shall be considered as the responsibility of the Investment Manager."

           16. Section 11.3 of the Plan, entitled "INVESTMENT POWERS AND DUTIES OF THE TRUSTEE," is hereby deleted in its entirety and such Section number shall be reserved.

           17. Section 11.5 of the Plan is hereby amended in its entirety to read as follows:

               "Any compensation due to the Trustee under the terms of the Trust Agreement will be paid from the Trust Fund, unless paid directly by the Employer; any such expense paid by the Employer may be reimbursed by the Plan, to the extent permitted by ERISA."

           18. Section 11.6 of the Plan, entitled "RESIGNATION AND REMOVAL OF THE TRUSTEE," is hereby deleted in its entirety and such Section number shall be reserved

           19. The provisions of the Plan, as amended herein, shall not apply in any manner whatsoever to the duties and powers of Richard C. Varmecky, who, as of March 31, 2003, serves as the sole remaining trustee of the Plan.

           20. In all other respects, the provisions of the Plan shall remain in full force and effect.

           IN WITNESS WHEREOF, this Amendment to the Plan has been executed this 9th day of April, 2003.

                                                 RITE AID CORPORATION



                                                 By: /s/ Robert B. Sari
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